As filed with the Securities and Exchange Commission on June 25, 2018

Registration No. 333-224891

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1/A
(Amendment No.1)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEAFBUYER TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	3829	38-3944821
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Kurt Rossner, Chief Executive Officer
6888 S. Clinton Street, Suite 300
Greenwood Village, Colorado 80108
(720) 235-0099

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Kurt Rossner, Chief Executive Officer
6888 S. Clinton Street, Suite 300
Greenwood Village, Colorado 80108
(720) 235-0099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Peter Campitiello, Esq.
Kane Kessler, P.C.
666 Third Avenue, 23rd Floor
New York, New York 10017
(212) 541-6222
(212) 245-3009 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	4,317,841	(1)	$1.45	(2)	$1.45	$6,217,691.04	774.10

(1)
Represents Common Shares offered by the Selling Stockholder. Includes an indeterminable number of additional Shares, pursuant to Rule 416 under the Securities Act, that may be issued to prevent dilution from stock splits, stock dividends or similar transaction that could affect the Common Stock to be offered by Selling Stockholder.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCQB marketplace on May 9, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities & Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus (“Prospectus”) is not complete and may be changed. The Selling Stockholder may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JUNE 25, 2018

LEAFBUYER TECHNOLOGIES, INC.

4,317,841 Shares of Common Stock

This Prospectus relates to the public offering from time to time of up to 4,317,841 shares of the common stock par value $0.001 per share (the “Common Stock”) of LeafBuyer Technologies, Inc., a Nevada corporation (“Leafbuyer,” the “Company,” “We,” “Our,” or “Us”) by YA II PN Ltd. (“YA”), and YA Global II SPV, LLC, or any of their pledgees, assignees or successors-in-interest (each a “Selling Stockholder”). The Securities and Exchange Commission (“SEC”) may take the view that, under certain circumstances, any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. The Selling Stockholder has informed us that it is an “underwriter” within the meaning of the Securities Act. The Selling Stockholder may sell Common Shares from time to time in the principal market on which the Registrant’s Common Stock is quoted and traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of those Common Shares being sold by the Selling Stockholder. We will pay the expenses of registering these Common Shares.

The Selling Stockholder is offering 869,565 shares of Common Stock (the “Purchase Shares”), which it acquired from the Company on April 19, 2018 for the purchase price of One Million Dollars ($1,000,000). The Selling Stockholder is also offering shares of our Common Stock pursuant to a “put right” under a Standby Equity Distribution Agreement, (the “Agreement”) also referred to as an equity line of credit that the Company has entered into with YA.  The Agreement permits us to “put” up to $5,000,000 of shares of Common Stock to YA.  Pursuant to registration rights granted to YA, we are obligated to register the shares acquired by YA. The Selling Shareholder is also offering 100,000 shares of common stock that were issued by the Company YA Global II SPV, LLC, to an affiliate YA, as a commitment fee under the Agreement.  The Company is not selling any shares of Common Stock in that resale offering.  We, therefore, will not receive any proceeds from the sale of the Shares by the Selling Stockholder.  We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right and we did receive proceeds from the sale of the Purchase Shares.

The Common Stock is quoted on the over-the-counter market on the OTCQB and trades under the symbol “LBUY”. The last reported sale price of the Common Stock on the OTCQB on May 10, 2018 was $1.38 per share.

The Selling Stockholder is offering these Common Shares. The Selling Stockholder may sell all or a portion of these Common Shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Stockholder will receive all proceeds from such sales of the Common Shares. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Ignoring any caps on the number of Common Shares that the Selling Stockholder may own at any time and based on the $1.468 closing market price for the Common Stock on, May 8, 2018 and adding the 969,565 shares of Common Stock beneficially owned by YA prior to the date of this Prospectus, the Selling Stockholder may sell 4,317,841 Common Shares under this Prospectus. We will file a new registration statement to cover the resale of any additional shares in the event that the number of shares actually sold to YA under the SEDA exceeds 4,317,841 shares.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 4.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus titled "Risk Factors" beginning on page 4 before buying any shares of our common stock.

The information in this prospectus is not complete and may be changed.  The selling shareholder may not sell or offer these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is June 25, 2018.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this Prospectus or that we have referred you to via this Prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us except for the information contained in this Prospectus. The information contained in this Prospectus is complete and accurate only as of the date on the front cover page of this Prospectus regardless of when the time of delivery of this Prospectus or the sale of any Common Stock occurs. Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus or that the information contained herein this Prospectus by reference thereto is correct as of any time after its date.

The Selling Stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission (“Registration Statement”) is effective or pursuant to an exemption from registration, including pursuant to Rule 144 as described below. This Prospectus is not an offer to sell nor is it a solicitation of an offer to buy Common Stock in any jurisdiction in which such offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus and in the documents incorporated by reference into this Prospectus. This summary does not contain all the information you should consider before investing in the Common Stock. Before making an investment decision, you should carefully read the entire Prospectus and the documents incorporated by reference into this Prospectus, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. As used throughout this Registration Statement and Prospectus, the term “Registrant” refers to LeafBuyer Technologies, Inc. and the terms “Company”, “we,” “us,” or “our” refer to LeafBuyer Technologies, Inc. and its consolidated subsidiaries unless the context otherwise requires.

General

LB Media Group, LLC introduced Leafbuyer.com in 2013 as a consumer portal that would allow cannabis consumers to find the best deals and information from their favorite local dispensary. The platform also allowed cannabis businesses to attract new customers by posting more information and better cannabis deals. As the market has matured and our clients have become more sophisticated, their needs have expanded. The Company is now focused on developing multiple technology solutions to help our customers achieve their objectives. Resources are being put into broadening the platform in several key features. The  fully-developed Leafbuyer platform will host many tools for our clients to attract, retain and grow customers. We plan to expand the platform into a full-service solution that can be monetized while also providing a solution for our customers.

Growth State by State

Our primary customers have been legal cannabis dispensaries and companies who create cannabis-related products.  As more states legalize cannabis, we hope the consumer and potential customer base will expand. We believe that the transformation in California from a purely medical legal state to a recreational state will create great opportunities for our company. We intend to duplicate the model that has worked for us in Colorado in each market as it develops.

The marginal cost for Leafbuyer to enter a market is minimal in comparison to growers or retail operations. In order for us to enter a new market, most of our costs include sales and marketing personnel and grassroots efforts to grow the consumer base in the new market. We believe that we can replicate our success in Colorado in the past four years of operations in other States that adopt legal cannabis use.  However, there can be no assurance that we will be able to do so.

Other companies who deal with cannabis directly have significant legal and capital barriers impeding their growth into another state. However, since we are an ancillary company, most of the current regulations and strict cannabis laws do not pertain to our operations. Because of the overall growth in the market and low legal barriers, we believe that growth opportunities are very significant for the foreseeable future.

As of the date of this filing, 30 states and the District of Columbia currently have laws broadly legalizing marijuana in some form.  Despite the fact that some states have legalized medical and recreational cannabis use, cannabis use is still in conflict with the federal Controlled Substances Act, which classifies marijuana as a Schedule I drug, claiming it has a high potential for abuse and has no acceptable medical use.  This makes cannabis use and possession illegal on a federal level. On August 29, 2013, the U.S. Department of Justice issued a memorandum providing that where states and local governments enact laws authorizing cannabis-related use, and implement strong and effective regulatory and enforcement systems, the federal government will rely upon states and local enforcement agencies to address cannabis activity through the enforcement of their own state and local narcotics laws. The memorandum further stated that the U.S Justice Department’s limited investigative and prosecutorial resources will be focused on eight priorities to prevent unintended consequences of the state laws, including distribution of cannabis to minors, preventing the distribution of cannabis from states where it is legal to states where it is not, to prevent money laundering, violence and drugged driving.

2018 and beyond

On November 8, 2016, voters in California, Nevada, Maine and Massachusetts voted to regulate the production and sale of cannabis for recreational purposes while Florida, North Dakota, Arkansas and Montana voters authorized its medical use. According to ArcView Market Research, these initiatives will cause the regulated cannabis industry to expand from roughly $6 billion in 2016 to more than $23 billion once these initiatives take effect.

Our business model is designed to benefit from this trend. When a new state passes a medical or recreational cannabis law, we can start marketing to consumers and businesses in that state with minimal marginal cost. Because Leafbuyer is not involved in the production or sale of cannabis, we do not have to build expensive grow operations and open brick and mortar stores. As more states pass laws to offer legal cannabis products, we begin marketing into the state and sign up dispensaries to be on the platform.

We plan to grow the company organically through the aggressive deployment of sales and marketing resources into legal cannabis states. We understand that to become a significant player in the industry in the future will require us to look for acquisitions for a significant portion of that growth.  However, there can be no assurance that we will be able to locate and acquire such opportunities or that they will be on terms that are favorable to the Company.

Corporate History

The Company was formed as AP Event, Inc., a Nevada corporation on October 16, 2014.  The Registrant was originally in the business of travel agency to provide individual and group leisure tours to music festivals, and concerts combined with local excursions.

On March 21, 2017, August Petrov, the principal shareholder, President, Chief Executive Officer and Chief Financial Officer of AP Event, Inc. (the “Registrant” or the “Company”) consummated the sale of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) owned by Mr. Petrov to LB Media Group, LLC a Colorado limited liability Company (“LB Media”). The sale of the Shares, which represented approximately eighty percent (80%) of the outstanding common stock of the Company, represented a change in control of the Company.  In connection with the sale, Mr. Petrov resigned as officer and director of the Company and forgave and discharged any indebtedness of any kind owed to him by the Company.

On March 23, 2017, the Registrant consummated an Agreement and Plan of Merger (the “Merger Agreement”) with LB Media, the principal stockholder of the Registrant, and LB Acquisition Corp., a Colorado corporation  a wholly-owned subsidiary of the Registrant (“Acquisition”) whereby Acquisition was merged with and into LB Media (the “Merger”) in consideration for: cash in the amount of Six Hundred Thousand Dollars ($600,000); 2,351,355 newly-issued, pre-split shares of the Company’s Common Stock (the “Merger Shares”); and 324,327 pre-split shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Shares,” and collectively with the Merger Shares, the “Merger Consideration”). The Series A Shares initially convert at the rate of one vote per share (the “Series A Conversion Rate”) and provides that the Series A Conversion Rate shall be adjusted based upon the number of shares outstanding such that the holders of the Series A Shares would not hold less than, fifty-five percent (55%) of the number of outstanding shares of Common Stock on a fully-diluted basis.  Pursuant to the terms of the Merger Agreement, LB Media agreed to retire 5,000,000 shares of Common Stock of the Company held immediately prior to the Merger.

Simultaneously with the Merger, the Registrant accepted subscriptions in a private placement offering (the “Offering”) of its Common Stock at a purchase prices of $0.12 and $0.15 per share, offered pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) for the aggregate offering amount of $600,000.  The Company also accepted a subscription from a single investor in the amount of Two Hundred Fifty Thousand Dollars ($250,000) for 27,027 shares of the Registrant’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Shares”) also in accordance with Rule 506 of Regulation D of the Securities Act. The Series B Shares convert, following six months after issuance, into shares of Common Stock at the post-Split rate of sixteen (16) votes per share. The Series B Shares cannot be converted by the investor if such conversion would result in the investor owning more than 4.99% of the outstanding common stock.

As a result of the Merger, LB Media became a wholly-owned subsidiary of the Registrant, and following the consummation of the Merger and giving effect to the securities sold in the Offering, the members of LB Media will beneficially own approximately fifty-five (55%) of the issued and outstanding Common Stock of the Registrant. The parties have taken the actions necessary to provide that the Merger is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

On March 24, 2017, the Registrant amended its Articles of Incorporation (the “Amendment”) to (i) change its name to LeafBuyer Technologies, Inc., (ii) to increase the number of its authorized shares of capital stock from 75,000,000 to 160,000,000 shares of which 150,000,000 shares were designated common stock, par value $0.001 per share (the “Common Stock”) and 10,000,000 shares were designated “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”) and (iii) to effect a forward split such that 9.25 shares of Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to the Amendment (the “Split”).

The Offering

On April 19, 2018, the Company and YA entered into a Standby Equity Distribution Agreement (the “Agreement”).  Pursuant to the Agreement, the Company sold and YA purchased 869,565 shares of common stock for the purchase price of $1,000,000 (the “Purchase Shares”).  In addition, pursuant to the Agreement, the Company issued 100,000 restricted Common Stock to an affiliate of YA as a commitment fee due under the Agreement. Unless earlier terminated in accordance with its terms, the SEDA shall terminate automatically on the earlier of (i) the first day of the month next following the 24-month anniversary of the “Registration Effective Date” (as hereinafter defined), or (ii) the date on which YA shall have made payment of Advances pursuant to the SEDA in the aggregate amount of $5,000,000.  If the Company elects to terminate the SEDA within 18 months, unless it has draw down in excess of $1,000,000 in Puts under the Agreement, it would be required to pay termination fee of $100,000.

Pursuant to the terms of the SEDA, the Company may in its sole discretion, and upon giving written notice to YA (an “Advance Notice”), periodically sell Common Stock to YA (“Shares”) at a per Share price (“Purchase Price”) equal to ninety-two percent (92%) of the lowest daily volume weighted average price (the “VWAP”) per share of Common Stock as quoted by Bloomberg, L.P. during the five (5) prior consecutive “Trading Days” (as such term is defined in the SEDA) immediately subsequent to the date of the relevant Advance Notice (the “Pricing Period”).

The Company is not obligated to sell any Shares to YA but may, over the term of the SEDA and in its sole discretion, sell to YA that number of Shares valued at the Purchase Price from time to time in effect that equals up to five million dollars ($5,000,000) in the aggregate. YA is obligated under the SEDA to purchase such Shares from the Company subject to certain conditions including: (i) the Company filing a registration statement with the SEC to register the resale by YA of the Shares sold to YA under the SEDA (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Registration Effective Date”), (iii) the Company certifying to YA at the time of each Advance Notice that the Company has performed all covenants and agreements to be performed and has complied with all obligations and conditions contained in the SEDA, (iv) periodic sales of Shares to YA must be separated by a time period of at least five Trading Days, and (v) the dollar value of any individual periodic sale of Shares designated by the Company in any Advance Notice may not exceed One Million Dollars ($1,000,000).

About This Offering

This Prospectus relates to a total of up to 4,317,841 Common Stock which may be offered by the YA (the “Resale Shares”). An affiliate of the YA owns 100,000 of these Resale Shares as of the date hereof.

Number of Shares Outstanding After This Offering

As of May 10, 2018, we had 41,175,228 Common Stock issued and outstanding. Assuming the Company is able to sell all 4,317,841 shares of Common Stock under the SEDA to YA, then the number of shares of Common Stock outstanding after this offering is expected to be 45,493,069.

Summary of Offering

Common Stock Being Offered By Selling Shareholder
869,565 shares of Common Stock previously issued to YA PN II Ltd., 100,000 shares of Common Stock previously issued to YA Global II SPV, LLC, plus an additional 3,448,276 shares issuable to YA pursuant to a Standby Equity Distribution Agreement with us dated April 19, 2018, (the “Agreement” or the “SEDA”)

Terms of the Offering	The Selling Shareholder will determine when and how it will sell the Common Stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the registration statement, (ii) two years or (iii) such time as all of the Common Stock become eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of Proceeds	We are not selling any shares of Common Stock in this offering and, as a result, will not receive any proceeds from this offering.

Trading Symbol	“LBUY.QB”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

RISK FACTORS

An investment in our Common Stock is subject to risks. The material risks and uncertainties that management believes affect us are described below. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included in this Prospectus including information in the section of this document entitled “Information Regarding Forward Looking Statements”. This Prospectus is qualified in its entirety by these risk factors.

If one or more, or a combination of any of the following risks actually materialize into a negative event or circumstance, our business, financial condition and/or our results of operations could be materially and adversely affected. If this were to happen, the value of our Common Stock could decline significantly and you could lose all or part of your investment.

Risk Factors Related to Our Company and Our Business

We have minimal financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Leafbuyer Technologies, Inc. is an early stage company and has minimal financial resources. We had a cash balance of $164,680 as of June 30, 2017. We had an accumulated deficit of $958,535 at June 30, 2017. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the six months ended June 30, 2017 that states that Company losses from operations raise substantial doubt about its ability to continue as a going concern. We may seek additional financing. The financing sought may be in the form of equity or debt financing from various sources as yet unidentified. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

Leafbuyer is and will continue to be completely dependent on the services of our president, chief executive officer and chief financial officer, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Leafbuyer’s operations and business strategy are completely dependent upon the knowledge and business connections of Messrs. Rossner and Breen our executive officers. They are under no contractual obligation to remain employed by us. If any should choose to leave us for any reason or become ill and unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Form 10-K. We will likely fail without the services of our officers or an appropriate replacement(s).

Because we have only recently commenced business operations, we face a high risk of business failure.

The Company was formed in April 2013. All of our efforts to date have related to developing our business plan and beginning business activities. Through June 30, 2017, we had limited operating revenues. We face a high risk of business failure. The likelihood of the success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new businesses and the competitive environment in which the Company will operate. There can be no assurance that future revenues will occur or be significant enough or that we will be able to sell its products and services at a profit, if at all. Future revenues and/or profits, if any, will depend on many various factors, including, but not limited to both initial and continued market acceptance of the Company’s website and the successful implementation of its planned growth strategy.

We may not be successful in hiring technical personnel because of the competitive market for qualified technical people.

The Company's future success depends largely on its ability to attract, hire, train and retain highly qualified technical personnel to provide the Company's services. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the technical personnel it requires to conduct and expand its operations successfully and to differentiate itself from its competition. The Company's results of operations and growth prospects could be materially adversely affected if the Company were unable to attract, hire, train and retain such qualified technical personnel.

We will face competition from companies with significantly greater resources and name recognition.

The markets in which the Company will operate are characterized by intense competition from several types of solution and technical service providers. The Company expects to face further competition from new market entrants and possible alliances among competitors in the future as the convergence of information processing and telecommunications continues. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be better able to respond or adapt to new or emerging technologies and changes in client requirements or to devote greater resources to the development, marketing and sales of their services than the Company. There can be no assurance that the Company will be able to compete successfully. In addition, the Company will be faced with numerous competitors, both strategic and financial, in attempting to obtain competitive products. Many actual and potential competitors we believe are part of much larger companies with substantially greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against any of its future competitors.

To fully develop our business plan we will need additional financing.

We will have to obtain additional financing in order to conduct our business in a manner consistent with our proposed operations. There is no guaranty that additional funds will be available when, and if, needed. If we are unable to obtain financing, or if its terms are too costly, we may be forced to curtail expansion of operations until such time as alternative financing may be arranged, which could have a materially adverse impact on our operations and our shareholders' investment.

Since the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services and data that we provide. If it is determined we are aiding and abetting illegal activities, we may be subject to enforcement actions by federal and/or state law enforcement authorities, which would materially and adversely affect our business.

The Federal Controlled Substances Act makes the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services and information to cannabis consumers from our customers that are engaged in the business of possession, use, cultivation, and/or sale of cannabis. As a result, should they elect to do so, law enforcement authorities could seek to bring an action or actions against the Company, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Upon a change in policy our clients may discontinue the use of our services, our potential source of customers may be reduced and our revenues may decline or cease entirely. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use and advertise our products, which would be detrimental to the Company.

We are subject to the regulation of state laws relating to cannabis.

As of the date of this filing, 30 states and the District of Columbia currently have laws broadly legalizing marijuana for medical or adult recreational use.  However, cannabis use is still in conflict with the federal Controlled Substances Act, which classifies marijuana as a Schedule I drug, claiming it has a high potential for abuse and has no acceptable medical use which makes cannabis use and possession illegal on a federal level.  There are a number of unknown factors which could slow or halt the legalization of cannabis in one or more states including public perception or federal regulation. These or other factors could slow or halt use of cannabis, which would negatively impact our business.

Cannabis is a controlled substance under Federal law.

Despite the development of a regulated cannabis industry under the laws of certain states, these state laws regulating medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that regulate its use. On January 4, 2018, Attorney General Jeff Sessions issued a memo to U.S. Attorneys providing guidance regarding the use of capital punishment in drug-related prosecution announcing a return to the rule of law and the rescission of previous guidance documents. This memo rescinds the previous policy of non-interference with marijuana-friendly state laws.  The heightened prosecution and dedication of resources to regulate marijuana possession, distribution and cultivation in certain states where marijuana use is regulated which may cause states to reconsider their regulation of marijuana which would have a detrimental effect on the marijuana industry.  Such change in state laws based upon the memo could cause a significant decrease in sales and financial damage to us and our stockholders.

We may not have full access to or be able to fully utilize the SEDA.

Because the market for our Common Stock has historically exhibited low liquidity levels and has been limited, sporadic and often volatile, we may not be able to take full advantage of the SEDA. If the market for our Common Stock is exhibiting low liquidity levels at the time we give YA an Advance Notice (a “Put”) and if YA sells the Common Stock into the public market during the five Trading Day Pricing Period subsequent to our Put, it is likely that the price of our Common Stock will decline. Any such price decline will immediately increase the number of Common Shares we would otherwise be required to deliver to YA subsequent to the Pricing Period in satisfaction of such Put. If this pattern continued to happen with subsequent Puts by us, it is likely that we would issue and sell to YA the maximum 3,488,276 shares available under the SEDA well before reaching the aggregate sales price of $5,000,000 available under the SEDA.

There are substantial risks associated with the SEDA, which could contribute to the decline of our share price and have a dilutive impact on our existing shareholders.

The sale of our Common Stock to YA pursuant to the SEDA will have a dilutive impact on our shareholders. YA may resell some, if not all, of the shares we issue to it under the SEDA and such sales could cause the market price of our Common Stock to decline. We believe YA intends to promptly re-sell the Common Shares that we sell to it under the SEDA. Such re-sales could cause the market price of our Common Shares to decline significantly. Any subsequent sales by us to YA under the SEDA may, to the extent of any such decline, require us to issue a greater number of Common Shares to YA in exchange for each dollar of such subsequent sale.

Under these circumstances, our existing shareholders would experience a greater dilution. Although YA is precluded from short sales, the sale of our Common Stock under the SEDA could encourage short sales by third parties anticipating the issuance of additional shares of Common Stock, which could contribute to the further decline of our share price.

The closing market price of our Common Stock on May 10, 2018 was $1.38. Assuming this is the price per share used as a basis for the calculations for all drawdowns under the SEDA, the price per share for sales to YA would be $1.27 (net of a discount of 8% to which YA is entitled under the SEDA), and we would be able to sell 3,448,276 shares of Common Stock to YA, and receive gross proceeds of $4,379,310, in total. Such amount of shares would comprise approximately 8.37% of our issued and outstanding Common Stock, which would result in additional dilution of our shareholders.

Risk Factors Related to Our Common Stock
Risks Related to Our Securities

Our officers and directors currently own the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current Board of Directors and executive officers, hold approximately 62.7% of the voting power of the Company’s outstanding voting capital stock. These parties have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, these shareholders have the power to prevent or cause a change in control; therefore, without the aforementioned consent we could be prevented from entering into transactions that could be beneficial to us. The interests of our executive officers may give rise to a conflict of interest with the Company and the Company’s shareholders.

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is quoted on the OTC Markets platform under the symbol “LBUY.” The liquidity of our common stock may be very limited and affected by our limited trading market. The OTC Markets quotation platform is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock on the OTC Markets may not necessarily be a reliable indicator of our fair market value. In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

●	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the share exchange may limit interest in our securities;
●	variations in quarterly operating results from the expectations of securities analysts or investors;
●	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;
●	announcements of new products or services by us or our competitors;
●	reductions in the market share of our products;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
●	general technological, market or economic trends;
●	investor perception of our industry or prospects;
●	insider selling or buying;
●	investors entering into short sale contracts;
●	regulatory developments affecting our industry; and
●	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Our common stock may never be listed on a major stock exchange.

We currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A number of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Markets). A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

If we issue additional shares or derivative securities in the future, it will result in the dilution of our existing stockholders.

Our Articles of Incorporation authorize the issuance of up to 150,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares are designated as “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”). Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a result of filing the resignation statement, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer, we may face claims for rescission and other remedies. If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force us to expend significant financial resources to defend our company, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

Our ability to issue preferred stock may adversely affect the rights of holders of our Common Stock and may make takeovers more difficult, possibly preventing you from obtaining the optimal price for our Common Stock.

Our Articles of Incorporation authorizes the issuance of shares of “blank check” preferred stock, which would have the designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Shares. The issuance of preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Prospectus that are not statements of historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. These forward-looking statements are based on current expectations and projections about future events. The words “estimates”, “projects”, “plans”, “believes”, “expects”, “anticipates”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions, or the negative or other variations thereof, as well as discussions of strategy that involve risks and uncertainties, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include but are not limited to statements about or relating to: (i) future revenues, expenses, income or loss, cash flow, earnings or loss per Common Share, the payment or nonpayment of dividends, capital structure and other financial items, (ii) plans, objectives and expectations of the Company or its management or Board of Directors, (iii) the Company’s business plans, products or services, (iv) future economic or financial performance, and (v) assumptions underlying such statements. We urge you to be cautious of the forward-looking statements and other similar forecasts and statements of expectations since such statements (i) reflect our current beliefs with respect to future events, (ii) involve, and are subject to, known and unknown risks, uncertainties and other factors affecting our operations and growth strategy, and (iii) could cause the Company's actual results, financial or operating performance or achievements to differ from future results, financial or operating performance, or achievements expressed or implied by such forward-looking statements. Forecasts, projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date of this Prospectus. All such forecasts, projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that such forecasts, projections or assumptions will be realized. No assurance can be given regarding the achievement of future results, as our actual results may differ materially from our projected future results as a result of the risks we face, and actual future events may differ from anticipated events because of the assumptions underlying the forward-looking statements that have been made regarding such anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

Potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

This prospectus relates to the sale of shares of our common stock to the Selling Stockholder pursuant to the exercise of our put right under our Agreement with the Selling Stockholder. The Company will receive proceeds from the sale of our common stock to the Selling Stockholder pursuant to the Agreement. The Company also sold 869,565 shares to the Selling Stockholder for proceeds of $1,000,000. We will not receive any proceeds from the sales of stock by the Selling Stockholder, as the selling shareholder. We will pay the cost of registering the shares offered by this prospectus. The proceeds from the sale of the Purchase Shares plus the Company’s exercise of the put right pursuant to the Agreement, if any, will be used for working capital and general corporate expenses.

SELLING STOCKHOLDER

The following table sets forth the name of each person who is offering the sale of Resale Shares by this Prospectus, the number of Common Shares beneficially owned by each such person as of the date of this Prospectus, the number of Resale Shares that may be sold in this offering and the number of Common Shares each such person is expected to beneficially own after this offering, assuming they sell all of the Resale Shares offered. Neither the Selling Stockholder nor any of its affiliates have held any position or office with the Company nor have any of them ever had any other material relationship with us or any of our predecessors or affiliates.

Name	Common Shares Owned Prior to the Offering (1)	Percentage of Ownership Before the Offering (1)	Number of Common Shares being Offered (4)	Common Shares Owned After the Offering (2)	Percentage of Ownership After the Offering (2)
YA II PN LTD. (3)	869,565	2.11%	4,217,841	0	0%

YA Global II SPV, LLC (5)	100,000	0.24%	100,000	0	0%

Total	969,565	2.35%	4,317,841	0	0%

(1)	Applicable percentage ownership is based on 41,175,228 Common Shares issued and outstanding as of May 10, 2018

For the purpose of computing YA’s percentage of ownership, the 100,000 Commitment Fee Shares owned by YA’s affiliate, YA Global II SPV, LLC, (“YA Global”) are deemed not to be owned by YA and YA Global shares are deemed not to be owned by YA.

(2)	Assumes all Common Shares offered hereby will be sold.

(3)
YA is the investor under the SEDA. Yorkville Advisors Global, LP (“Yorkville LP”) is YA’s investment manager and Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mark Angelo. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager. YA has informed us that it is an “underwriter” within the meaning of the Securities Act, and to the best of our knowledge no other underwriter or person has been engaged to facilitate the sale of Resale Shares in this offering.

(4)
The 4,317,841 Resale Shares included in this Prospectus include the 869,565 Purchase Shares issued to YA and the shares of 100,000 Common Stock issued prior to the date hereof to a YA’s affiliate, YA Global II SPV, LLC, in satisfaction of a commitment fee under the SEDA and the 3,448,276 Common Stock issuable under the SEDA.

(5)
YA Global II SPV, LLC is an affiliate of YA. All investment decisions and control of for YA Global II SPV, LLC are made and held by Yorkville LLC. Mark Angelo, the portfolio manager of Yorkville LLC, makes the investment decisions on behalf of and controls Yorkville LLC. The address of YA Global II SPV, LLC is 1012 Springfield Avenue, Mountainside, NJ 07092, Attention: Mark Angelo, Portfolio Manager.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell shares of common stock offered by this prospectus, which we refer to as the resale shares, either on the OTCQB or any other stock exchange, market or trading facility on which the common stock is then traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the resale shares:

•	ordinary brokerage transactions and transactions in which a broker‑dealer solicits purchasers;

•	block trades in which a broker‑dealer attempts to sell resale shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal, for resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	sale of a specified number of resale shares at a stipulated price per share, as a broker‑dealer may agree upon with the Selling Stockholder from time to time;

•	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.

The Selling Stockholder may sell resale shares in accordance with Rule 144 under the Securities Act of 1933, or the Securities Act, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholder may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker‑dealer acts as agent for the purchaser of resale shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

The Selling Stockholder is, and any broker-dealer or agent that is involved in selling resale shares may be deemed to be, an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such a broker-dealer or agent and any profit on the resale of the resale shares purchased by the broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. There is no underwriter (other than the Selling Stockholder and any broker-dealer or agent deemed to be an underwriter as described above) or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute resale shares. In no event shall any broker-dealer receive fees, commissions and markups that, in the aggregate, would exceed eight percent (8%) of gross proceeds from a sale of resale shares.

Because the Selling Stockholder is an “underwriter” within the meaning of the Securities Act, it is subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the resale shares may be resold by the Selling Stockholders without registration and without regard to any time, volume or manner limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the resale shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of resale shares by the Selling Stockholder and will bear all expenses related to the registration of this offering, but will not pay for any commissions, fees or discounts, if any, relating to the sale of resale shares by the Selling Stockholder. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this prospectus, the Selling Stockholder will not be able to effect transactions in the resale shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

Regulation M

We have informed the Selling Stockholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934 with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the resale shares or any right to purchase the resale shares, for a period of one trading day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Stockholder and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised the Selling Stockholder that it should be aware that the anti‑manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of common stock by the Selling Stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the resale shares. Under Regulation M, the Selling Stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the Selling Stockholder is distributing resale shares. Regulation M may prohibit the Selling Stockholder from covering short sales by purchasing resale shares while the distribution is taking place, despite any contractual rights to do so under our agreement with the Selling Stockholder. We have advised the Selling Stockholder that it should consult with its own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

General

The Company’s authorized capital stock consists of 160,000,000 shares of capital stock, par value $0.0001 per share, of which 150,000,000 shares are common stock, par value $0.0001 per share and 10,000,000 shares are “blank check” preferred stock, par value $0.0001 per share.

Common Stock

Holders of Company’s common stock are entitled to one vote per share on each matter submitted to vote at a meeting of Company’s stockholders. Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Preferred Stock

The Company’s Articles of Incorporation authorizes the issuance of 10,000,000 shares of “Blank Check” Preferred Stock, par value $0.0001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.  There are currently 6,750,000 shares of Series A Convertible Preferred Stock and 250,000 shares of Series S Convertible Preferred Stock issued and outstanding.

Series A Convertible Preferred Stock

Series A Preferred Stock (the “Series A Shares”) rank junior to the Common Stock both as to the payment of dividends and distributions but prior to all subsequently issued securities junior to the Series A Shares.  The Series A Shares are convertible into the greater of one share of Common Stock or a number of shares of Common Stock so that the Series A holders would hold 55% of the number of outstanding shares of Common Stock.  The Series A Shares vote on an “as-converted” basis.

Series B Convertible Preferred Stock

The Series B Preferred Stock (the “Series B Shares”) shall be entitled to receive, upon consolidation, merger, change of control, liquidation, or dissolution of the Company the stated value of the Series B Preferred Stock. The Series B Preferred Stock is convertible at the rate of 16 shares of Common Stock for each Series B share converted and vote on an “as-converted” basis.  The Series B Preferred Stock may not be converted if the conversion would result in the holder owning more than 4.99% of the outstanding Common Stock.

Transfer Agent

The Company’s transfer agent and registrar of its Common Stock is Globex Transfer, LLC, 780 Deltona Boulevard, Deltona, Florida 32725.

Outstanding Common Stock and Holders

At May 10, 2018 there were 41,175,228 shares of Common Stock issued and outstanding and, based upon the number of record holders plus the number of individual participants in security position listings at such date, there were approximately 89 holders of Common Stock.

LEGAL MATTERS

The validity of our Common Stock offered hereby will be passed upon by Kane Kessler, P.C., New York, New York.

EXPERTS

Our consolidated financial statements as of June 30, 2017 and for the six months ended, and as of December 31, 2016 and December 31, 2015, and for the two years then ended appearing in this Prospectus have been audited by BF Borgers CPAPC., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this Prospectus and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

DESCRIPTION OF BUSINESS
Overview

Leafbuyer.com Platform

LB Media Group, LLC introduced Leafbuyer.com in 2013 as a consumer portal that would allow cannabis consumers to find the best deals and information from their favorite local dispensary. The platform also allowed cannabis businesses to attract new customers by posting more information and better cannabis deals. As the market has matured and our clients have become more sophisticated, their needs have expanded. The Company is now focused on developing multiple technology solutions to help our customers achieve their objectives. Resources are being put into broadening the platform in several key features. The  fully-developed Leafbuyer platform will host many tools for our clients to attract, retain and grow customers. We plan to expand the platform into a full-service solution that can be monetized while also providing a solution for our customers.

The current market is extremely fragmented and there are few significant companies that have achieved scale in operations. We plan to grow organically and through strategic acquisitions to achieve our long-term goals.

The Team

The Company has 14 full-time employees working out of its headquarters in Greenwood Village, Colorado. In addition, the company currently has sales teams in Washington, California and Oregon. Leafbuyer also has relationships with approximately 10 independent contractors which it retains from time to time.

A majority of our employees are involved in sales and customer service. Other services, such as website content and graphics design are outsourced to independent contractors.

One of the Company’s top priorities in 2017 has been recruiting and retaining some of the top talent in the cannabis and technology industries. We anticipate a majority of our future hiring will be in markets outside of Colorado.

Growth State by State

Our primary customers have been legal cannabis dispensaries and companies who create cannabis-related products.  As more states legalize cannabis, we hope the consumer and potential customer base will expand. We believe that the transformation in California from a purely medical legal state to a recreational state will create great opportunities for our company. We intend to duplicate the model that has worked for us in Colorado in each market as it develops.

The marginal cost for Leafbuyer to enter a market is minimal in comparison to growers or retail operations. In order for us to enter a new market, most of our costs include sales and marketing personnel and grassroots efforts to grow the consumer base in the new market. We believe that we can replicate our success in Colorado in the past four years of operations in other States that adopt legal cannabis use.  However, there can be no assurance that we will be able to do so.

Other companies who deal with cannabis directly have significant legal and capital barriers impeding their growth into another state. However, since we are an ancillary company, most of the current regulations and strict cannabis laws do not pertain to our operations. Because of the overall growth in the market and low legal barriers, we believe that growth opportunities are very significant for the foreseeable future.

2018 and beyond

On November 8, 2016, voters in California, Nevada, Maine and Massachusetts voted to regulate the production and sale of cannabis for recreational purposes while Florida, North Dakota, Arkansas and Montana voters authorized its medical use. According to ArcView Market Research, these initiatives will cause the regulated cannabis industry to expand from roughly $6 billion in 2016 to more than $23 billion once these initiatives take effect.

Our business model is designed to benefit from this trend. When a new state passes a medical or recreational cannabis law, we can start marketing to consumers and businesses in that state with minimal marginal cost. Because Leafbuyer is not involved in the production or sale of cannabis, we do not have to build expensive grow operations and open brick and mortar stores. As more states pass laws to offer legal cannabis products, we begin marketing into the state and sign up dispensaries to be on the platform.

We plan to grow the company organically through the aggressive deployment of sales and marketing resources into legal cannabis states. We understand that to become a significant player in the industry in the future will require us to look for acquisitions for a significant portion of that growth.  However, there can be no assurance that we will be able to locate and acquire such opportunities or that they will be on terms that are favorable to the Company.

DESCRIPTION OF PROPERTY

Our executive office is located at 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings to which we are a party or of which our property is the subject. None of our directors, officers, affiliates, any owner of record or beneficially of more than 5% of our voting securities, or any associate of any such director, officer, affiliate or security holder are (i) a party adverse to us in any legal proceedings, or (ii) have a material interest adverse to us in any legal proceedings. We are not aware of any other legal proceedings that have been threatened against us.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Markets under the trading symbol “LBUY”. Trading in stocks quoted on the OTC Markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. We cannot assure you that there will be a market for our common stock in the future. Our common stock commenced trading on April 5, 2017 under the symbol “APVT”.

The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High ($)	Low ($)
September 30, 2017	$3.08	$1.06
December 31, 2017	$2.34	$0.90
June 30, 2017	$1.62	$0.75
March 31, 2017	N/A	N/A
December 31, 2016	N/A	N/A
September 30, 2016	N/A	N/A
June 30, 2016	N/A	N/A
March 31, 2016	N/A	N/A

Holders

As of May 10, 2018, there were approximately 89 holders of record of our common stock.

Dividends

We have not paid cash dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock for the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our Board of Directors and will depend upon our future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

FINANCIAL STATEMENTS

The response to this Item, commencing on Page F-1, is submitted as a separate section to this Prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINACIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this annual report. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

The Company was formed as AP Event, Inc., a Nevada corporation on October 16, 2014.  The Registrant was originally in the business of travel agency to provide individual and group leisure tours to music festivals, and concerts combined with local excursions.

On March 21, 2017, August Petrov, the principal shareholder, President, Chief Executive Officer and Chief Financial Officer of AP Event, Inc. (the “Registrant” or the “Company”) consummated the sale of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) owned by Mr. Petrov to LB Media Group, LLC a Colorado limited liability Company (“LB Media”). The sale of the Shares, which represented approximately eighty percent (80%) of the outstanding common stock of the Company, represented a change in control of the Company.  In connection with the sale, Mr. Petrov resigned as officer and director of the Company and forgave and discharged any indebtedness of any kind owed to him by the Company.

On March 23, 2017, the Registrant consummated an Agreement and Plan of Merger (the “Merger Agreement”) with LB Media, the principal stockholder of the Registrant, and LB Acquisition Corp., a Colorado corporation  a wholly-owned subsidiary of the Registrant (“Acquisition”) whereby Acquisition was merged with and into LB Media (the “Merger”) in consideration for: cash in the amount of Six Hundred Thousand Dollars ($600,000); 2,351,355 newly-issued, pre-split shares of the Company’s Common Stock (the “Merger Shares”); and 324,327 pre-split shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Shares,” and collectively with the Merger Shares, the “Merger Consideration”). The Series A Shares initially convert at the rate of one vote per share (the “Series A Conversion Rate”) and provides that the Series A Conversion Rate shall be adjusted based upon the number of shares outstanding such that the holders of the Series A Shares would not hold less than, fifty-five percent (55%) of the number of outstanding shares of Common Stock on a fully-diluted basis.  Pursuant to the terms of the Merger Agreement, LB Media agreed to retire 5,000,000 shares of Common Stock of the Company held immediately prior to the Merger.

Simultaneously with the Merger, the Registrant accepted subscriptions in a private placement offering (the “Offering”) of its Common Stock at a purchase prices of $0.12 and $0.15 per share, offered pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) for the aggregate offering amount of $600,000.  The Company also accepted a subscription from a single investor in the amount of Two Hundred Fifty Thousand Dollars ($250,000) for 27,027 shares of the Registrant’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Shares”) also in accordance with Rule 506 of Regulation D of the Securities Act. The Series B Shares convert, following six months after issuance, into shares of Common Stock at the post-Split rate of sixteen (16) votes per share. The Series B Shares cannot be converted by the investor if such conversion would result in the investor owning more than 4.99% of the outstanding common stock.

As a result of the Merger, LB Media became a wholly-owned subsidiary of the Registrant, and following the consummation of the Merger and giving effect to the securities sold in the Offering, the members of LB Media will beneficially own approximately fifty-five (55%) of the issued and outstanding Common Stock of the Registrant. The parties have taken the actions necessary to provide that the Merger is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

On March 24, 2017, the Registrant amended its Articles of Incorporation (the “Amendment”) to (i) change its name to LeafBuyer Technologies, Inc., (ii) to increase the number of its authorized shares of capital stock from 75,000,000 to 160,000,000 shares of which 150,000,000 shares were designated common stock, par value $0.001 per share (the “Common Stock”) and 10,000,000 shares were designated “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”) and (iii) to effect a forward split such that 9.25 shares of Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to the Amendment (the “Split”).

Business Overview

The Company’s wholly-owned subsidiary, LB Media Group, LLC has evolved and grown from a listing technology company focused on helping consumers find local cannabis-related retail establishments, into a next generation mobile location data and offer-driven deals site.  The Company’s  website, Leafbuyer.com, is the most comprehensive online source for cannabis deals and specials, Leafbuyer.com connects consumers with dispensaries. Leafbuyer works alongside businesses to showcase their unique products and build a network of loyal patrons. Leafbuyer’s national network of cannabis deals and information reaches millions of consumers monthly. Leafbuyer is the official cannabis deals platform of thecannabist.co (owned by the Denver Post) and westword.com.

The site’s sophisticated vendor dashboard pairs vendor data with consumer needs to find exactly what deals, products or menu items the consumer is looking for.  Vendors engage consumers through a robust 24/7 real-time dashboard that allows updates on menus, specials, jobs, and tracks return on investment reporting.

We operate in a rapidly evolving and highly regulated industry that, as has been estimated by some, will exceed $30 billion in revenue by the year 2020.  We have been and will continue to be aggressive in pursuing opportunities that we believe will benefit us in the long-term.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Results of Operations for the Six months ended June 30, 2017 versus June 30, 2016 (unaudited)

Revenues

During the six months ended June 30, 2017, we generated $466,267 of revenues, compared to revenues of $221,178 during the six months ended June 30, 2016.

Expenses

During the six months ended June 30, 2017, we incurred total expenses of $807,002, including $806,332 in general and administrative expenses, $450 in selling expenses, and $220 in interest expense.  During the six months ended June 30, 2016, we incurred total expenses of $282,011, all of which were general and administrative expenses.

Net Loss

During the six months ended June 30, 2017 we incurred a net loss of $340,735, compared to a net loss of $60,833 for the six months ended June 30, 2016.

Liquidity and Capital Resources

As of June 30, 2017, we had $164,680 in cash and cash equivalents, $30,867 in prepaid expenses and deposits, $1,500 in fixed assets, $45,049 in accrued liabilities, $55,533 in deferred revenue and had a working capital surplus of $94,965. We are dependent on funds raised through equity financing. Our cumulative net loss of $985,535 was funded by equity financing. Since our inception, we have raised gross proceeds of $1,055,000 in cash from the sale of our securities. We anticipate that we will incur substantial losses for the foreseeable future.

During the six months ended June 30, 2017, we used $351,831 in operating activities. During the six months ended June 30, 2016, we generated $36,881 from operating activities. Our increase in cash spending on operating activities during the six months ended June 30, 2017 was primarily due to the large incremental costs of becoming a public entity, combined with additional costs incurred as our business grew.  Specifically, payroll costs grew rapidly during the six months ended June 30, 2017.

During the six months ended June 30, 2017, we invested $1,500 in office equipment. In 2016 we did not engage in any investing activities.

During the six months ended June 30, 2017, we made distributions of $600,000 to officers of LB Media in connection with the Merger Agreement and we received $1,055,000 in cash from financing activities from the issuance of our common and preferred stock.  During the six months ended June 30, 2016, we did not receive cash from financing activities from the issuance of our common and preferred stock.

Our increase in cash and cash equivalents for the six months ended June 30, 2017 was mainly due to the increase in cash from financing activities.

During the six months ended June 30, 2017, our monthly cash requirements to fund our operating activities, was approximately $14,000, compared to approximately $1,600 during the six months ended June 30, 2016. In the absence of the continued sale of our common and preferred stock or advances from related parties, our cash of $164,680 as of June 30, 2017 is sufficient to cover our current monthly burn rate for three months and to pay our accrued liabilities balance of $45,049.

Results of Operations for the Year ended December 31, 2016 versus December 31, 2015

Revenues

During the year ended December 31, 2016, we generated $704,832 of revenues, compared to revenues of 491,312 for the year ended December 31, 2015.

Expenses

During the year ended December 31, 2016 we incurred total expenses of $693,606, all of which were general and administrative expenses.  During the year ended December 31, 2015, we incurred total expenses of $469,276, all of which were general and administrative expenses.

Net Loss

During the year ended December 31, 2016 we had a net income of $12,664, compared to a net income of $22,036 for the year ended December 31, 2015.

Liquidity and Capital Resources

As of December 31, 2016, we had $63,011 in cash and cash equivalents, $14,915 in prepaid expenses and deposits, $53,827 in accrued liabilities, $41,899 in deferred revenue and had a working capital deficit of $17,800.

During the year ended December 31, 2016, we generated $58,598 from operating activities. During the year ended December 31, 2015, we used $8,622 in operating activities. Our increase in cash spending on operating activities during the year ended December 31, 2016 was primarily due to an increase in accrued expenses during the year.

During the years ended December 31, 2016 and 2015, we did not engage in any investing activities.

During the year ended December 31, 2016, we made distributions of $18,301 to officers of LB Media compared to $16,372 in distributions made to officers of LB Media during the year ended December 31, 2015.  We did not receive any funds related to financing activities during the years ended December 31, 2016 or 2015.

Our increase in cash and cash equivalents for the year ended December 31, 2016 was mainly due to the increase in accrued liabilities during the year.

Future Financings

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

Our audited financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our audited financial statements. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by our management.

Foreign Currency Translation

Our audited financial statements are presented in United States dollars. Transactions in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rate in effect at the balance sheet date for monetary assets and liabilities, and at historical exchange rates for non-monetary assets and liabilities. Expenses are translated at the average rates for the period, excluding amortization, which is translated on the same basis as the related assets. Resulting translation gains or losses are reflected in net loss.

Comparison of results of operations for the three months ended December 31, 2017 and 2016

	Three months ended December 31,
	2017	2016	Change	%
Sales revenue	$262,173	$256,385	$5,788	2%

Total operating expenses	502,866	242,277	260,589	108%

Interest expense	--	--	--	--%
Other	57	--	57	--%

Net income (loss)	$(240,636)	$14,108	$(254,744)	(1806)%

Sales Revenue, Cost of Revenue and Gross Profit

Revenues increased for the three months ended December 31, 2017 compared to the same period in 2016 as we expanded our customer base and continued to implement our growth plan.  Cash received from customers increased by 28% for the three months ended December 31, 2017 compared to the same period in 2016. However, the growth in GAAP basis revenue was lower due solely to the timing of recognition of deferred revenue.  Through our national network of cannabis deals and information, we are able to reach millions of consumers monthly and are looking to continue to expand our presence in the marketplace.

Operating expenses

	Three months ended December 31,
	2017	2016	Change	%
Selling expenses	$50,090	$--	$50,090	--%
General and administrative	452,776	242,277	210,499	87%
	$502,866	$242,277	$260,589	108%

The increase in operating expenses during the three months ended December 31, 2017 compared to 2016 was driven by our growth and expansion, particularly on the personnel side as we added new staff.  In addition, we incurred additional costs related to operating as a publicly traded company in 2017 that we did not incur in 2016.

Comparison of results of operations for the six months ended December 31, 2017 and 2016

	Six months ended December 31,
	2017	2016	Change	%
Sales revenue	$493,688	$483,654	$10,034	2%

Total operating expenses	969,166	411,596	557,570	135%

Interest expense	(29)	--	(29)	--%
Other income (expense)	5,057	1,438	3,619	252%

Net income (loss)	$(470,450)	$73,496	$(543,946)	(740)%

Sales Revenue, Cost of Revenue and Gross Profit

Revenues increased for the six months ended December 31, 2017 compared to the same period in 2016 as we expanded our customer base and continued to implement our growth plan.  Cash received from customers increased by 23% for the six months ended December 31, 2017 compared to the same period in 2016. However, the growth in GAAP basis revenue was lower due solely to the timing of recognition of deferred revenue.  Through our national network of cannabis deals and information, we are able to reach millions of consumers monthly and are looking to continue to expand our presence in the marketplace.

Operating expenses

	Six months ended December 31,
	2017	2016	Change	%
Selling expenses	$84,855	$--	$84,855	--%
General and administrative	884,311	411,596	472,715	115%
	$969,166	$411,596	$557,570	135%

The increase in operating expenses during the six months ended December 31, 2017 compared to 2016 was driven by our growth and expansion, particularly on the personnel side as we added new staff.  In addition, we incurred additional costs related to operating as a publicly traded company in 2017 that we did not incur in 2016.

Liquidity and Capital Resources

At December 31, 2017 we had $197,080 in cash and cash equivalents.  Our cash flows from operating and financing activities were as follows:

Cash Flows

Our cash flows from operating, investing and financing activities were as follows:

	Six months ended December 31,
	2017	2016
Net cash (used in) provided by operating activities	$(437,600)	$21,716
Net cash provided by (used in) financing activities	470,000	(11,065)

Working Capital

Working capital is the amount by which current assets exceed current liabilities.  We had negative working capital of $255,324 and working capital of $94,965, respectively, as of December 31, 2017 and June 30, 2017.  The decrease in working capital is due to our net loss for that period.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the six month period ended December 31, 2017.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of December 31, 2017 and June 30, 2017.

Recent accounting guidance adopted

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) Dismissal of Independent Registered Public Accounting Firm

On May 11, 2017, Michael Gillespie & Associates, PLLC (“MGA”) was dismissed as the independent registered public accounting firm of Leafbuyer Technologies, Inc. (the “Company”).  The Company’s Board of Directors approved the dismissal of MGA.

MGA’s reports on the Company’s financial statements for the years ended June 30, 2016 and 2015, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

During the years ended June 30, 2016 and 2015, and through May 11, 2017, there were no disagreements with MGA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MGA, would have caused it to make reference thereto in connection with its reports on the financial statements for such years.  During the years ended June 30, 2016 and 2015, and through May 11, 2017, there were no matters that were either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided MGA with a copy of the foregoing disclosures and requested MGA to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not MGA agrees with the disclosures.  A copy of MGA’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New Independent Registered Public Accounting Firm

On May 12, 2017, the Company’s Board of Directors, acting in the capacity of an audit committee, engaged BF Borgers CPA PC (“Borgers”) as the Company’s new independent registered public accounting firm to act as the principal accountant to audit the Company’s financial statements.  During the Company’s fiscal years ended June 30, 2016 and 2015, and through May 11, 2017, 2015, neither the Company, nor anyone acting on its behalf, consulted with Borgers regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided that Borgers concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by 17 C.F.R. 229 (10)(f)(i) and are not required to provide information under this item.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. The directors and executive officers of the Registrant as of the date hereof are as follows:

The following table sets forth certain information of our directors and officers as of the date of this report.

Name	Age	Position	Director/Officer Since
Kurt Rossner	48	Chairman, Chief Executive Officer and President	March 23, 2017
Mark Breen	45	Chief Financial Officer and Director	March 23, 2017
Michael Goerner	48	Treasurer, Chief Technology Officer and Director	March 23, 2017

Kurt Rossner 48, Co-Founder, Chairman and Chief Executive Officer.

Prior to founding LB Media Group in May 2013, Mr. Rossner started his career with MCI Telecommunications Corporation as a Business Sales Manager in 1993.  Mr. Rossner founded several successful technology companies and was a pioneer in the Internet web hosting industry. He founded one of the largest platforms in the county, selling it to Micron Electronics (NASDAQ: MUEI) in 2000. Mr. Rossner leads the company’s operations and overall strategic direction. He holds a Bachelor of Science Degree in Economics from The Florida State University.

Mark Breen, 45, Co-Founder, Director and Chief Financial Officer

Prior to Co-founding LB Media Group in May 2013, Mr. Breen served in various Sales Executive positions at CBS Corporation from Oct 2010 to October of 2013.  Mr. Breen heads up the Company’s sales and market expansion strategy. He has worked in various sales, operation and management positions within Tribune Broadcasting, Gannett and CBS in both Chicago and Denver over his 20-year career.  Mr. Breen earned a Bachelor of Arts Degree in Broadcasting from Western Illinois University

Michael Goerner, 48, Co-Founder, Director and Chief Technology Officer

Prior to founding LB Media Group in May 2013, Mr. Goerner served as the C.T.O of WHIP Systems from March 2001 to May 2013. Mr. Goerner is responsible for the technology direction of the company and has significant experience with various Internet and IT companies.  Prior thereto and from June 1998 through December 2000 to Mr. Goerner served as the Founder and C.T.O of Indigio Group.  In the early 1990s he was involved in the early-stage development of successful Internet properties in the areas of online mapping, real estate, news media. Mr. Goerner has a Bachelor of Science Degree in Computer Science from Millersville University of Pennsylvania.

Family Relationships

There are no family relationships among our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past 10 years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

•	any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity;

•	and judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; or

•	any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Section 16(a) Beneficial Ownership Compliance Reporting

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2017 our directors, executive officers and 10% stockholders complied with all applicable filing requirements.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because we have not yet finalized the content of such a code.

Audit Committee

We do not have an audit committee.  Our entire Board of Directors carries out the functions of the audit committee.

Our Board has determined that we do not have an audit committee financial expert on our Board carrying out the duties of the audit committee. The Board has determined that the cost of hiring a financial expert to act as a director and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having an audit committee financial expert on the Board.

Nomination Procedures for Directors

We do not have a nominating committee. Our Board of Directors selects individuals to stand for election as members of the Board, and does not have a policy with regards to the consideration of any director candidates recommended by our security holders. Our Board has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when it considers a nominee for a position on our Board. If security holders wish to recommend candidates directly to our Board, they may do so by communicating directly with our President at the address specified on the cover of this annual report. There has not been any change to the procedures that our shareholder may recommend nominees to our Board of Directors.

EXECUTIVE COMPENSATION

Officer Compensation

Executive Compensation

The following table sets forth the compensation paid or accrued by us to our President, Chief Executive Officer, Chief Financial Officer and each of our other officers for the fiscal year ended June 30, 2017.

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Kurt Rossner Chief Executive Officer and Director	2017 2016 2015	26,334 13,000 13,000	200,000 - -	- - -	- - -	- - -	- - -	- - -	226,334 13,000 13,000
Mark Breen Chief Financial Officer, Director	2017 2106 2015	26,334 13,000 13,000	200,000 - -	- - -	- - -	- - -	- - -	- - -	226,334 13,000 13,000
Michael Goerner, Treasurer, Director	2017 2016 2015	26,334 13,000 13,000	200,000 - -	- - -	- - -	- - -	- - -	- - -	226,334 13,000 13,000
August Petrov, President, Chief Executive Officer, Treasurer, Director (1)	2017 2016 2015	- - -	- - -	- - -	- - -	- - -	- - -	- - -	- - -

(1) Mr. Petrov resigned effective March 21, 2017.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors or a committee performing similar functions. It is the view of the Board that it is appropriate for us not to have such a committee because of our size and because the Board as a whole participates in the consideration of executive compensation. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving on our Board.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to combine these roles. Kurt Rossner serves as our Chairman and Chief Executive Officer. We believe it is in the best interest of the Company to have the Chairman and Chief Executive Officer roles combined due to our small size and limited resources.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company, our company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the ownership, as of May 10, 2018 of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of May 10, 2018, there were 41,175,228 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Directors and Officers:
Kurt Rossner(3)	8,250,020	20%
Mark Breen(3)	8,250,020	20%
Michael Goerner(3)	8,250,020	20%
All officers and directors as a group (five persons)	24,750,060	59.4%

(1)	Except as otherwise indicated, the address of each beneficial owner is the Company’s address.

(2)
Applicable percentage ownership is based on 41,175,228 shares of common stock outstanding as of May 10, 2018 together with securities exercisable or convertible into shares of common stock within 60 days of such date, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 10, 2018, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 108,109 of common stock underlying 108,109 shares of Series A Preferred Stock.

Certain Relationships and Related Transactions, and Director Independence

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of those persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.

Related Person Transaction Policy

Our Board of Directors is responsible to approve all related party transactions. We have not adopted written policies and procedures specifically for related person transactions.

Director Independence

We currently use NASDAQ’s general definition for determining director independence, which states that “independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. None of our current directors meet this definition of independence.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation, our directors will not be personally liable to us or to our shareholders for monetary damages for any breach of their fiduciary duty as a director, except liability for the following:

●	Any breach of their duty of loyalty to our Company or to our stockholders.

●	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

●	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada Revised Statutes.

●	Any transaction from which the director derived an improper personal benefit.

We believe that these limitation of liability provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability provisions in our Articles of Incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are filing with the SEC a Registration Statement on Form S-1 under the Securities Act, of which this Prospectus is a part, covering the securities being offered. As permitted by the SEC, this Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this Prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about the operation of the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. Such periodic reports, proxy statements and other information are also available for inspection and copying at our Company website. The address of our website is www.the Company.com.

June 25, 2018

LEAFBUYER TECHNOLOGIES, INC.

4,317,841 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this Prospectus.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder, who is an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$774
Transfer Agent Fees	Approximately	2,000
Costs of Printing and Engraving	Approximately	1,000
Legal Fees	Approximately	10,000
Accounting and Audit Fees	Approximately	5,000
Total		$18,774

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Subsection (1) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada General Corporation Law provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him or her in connection therein.

Our articles of incorporation provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our articles of incorporation and bylaws provide that we shall indemnify and advance expenses to our currently acting and former directors to the fullest extent permitted by the Nevada Revised Statutes and that we shall indemnify and advance expenses to our officers to the same extent as our directors and to such further extent as is consistent with law.

The articles and bylaws provide that we will indemnify our directors and officers and may indemnify its employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with us.  However, nothing in our articles of incorporation or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	The exhibits listed on the Exhibit Index at the end of this Registration Statement are incorporated herein and filed as part of this registration statement.

(b)	Financial Statement Schedules.

No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS

A.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 25th day of June, 2018.

LEAFBUYER TECHNOLOGIES, INC.

Dated: June 25, 2018	/s/ Kurt Rossner
By:	Kurt Rossner
Its:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Kurt Rossner Kurt Rossner	Chief Executive Officer and President (principal executive officer)	June 25, 2018

/s/ Mark Breen Mark Breen	Chief Financial Officer and Director (principal financial officer and principal accounting officer)	June 25, 2018

/s/ Michael Goerner Michael Goerner	Treasurer, Chief Technology Officer and Director	June 25, 2018

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 23, 2017).

3.2	By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on September 3, 2015).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on February 28, 2018).

4.2	Form of Subscription Agreement (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 23, 2017)

4.3
Certification of Designation of Rights and Preferences to Series A Convertible Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 23, 2017)

4.4
Certification of Designation of Rights and Preferences to Series B Convertible Preferred Stock(incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on March 23, 2017)

5.1	Opinion of Counsel (1)

10.1	Leafbuyer Technologies, Inc. 2017 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 3.2 to the Company’s Registration Statement on Form S-8 filed on February 28, 2018).

10.2
Standby Equity Distribution Agreement dated April 19, 2018 between VA II PN, Ltd. and Leafbuyer Technologies, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 20,2018).

23.1	Consent of Independent Registered Public Accounting Firm.(1)

23.2	Consent of Counsel (included as part of Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

(1) Previously Filed.